Exhibit 5.1

February 24, 2021

Isleworth Healthcare Acquisition Corp.

970 Lake Carillon Drive, Feather Sound, Suite 300

St. Petersburg, Florida 33716

Re: Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Isleworth Healthcare Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 24, 2021 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement incorporates by reference the registration statement on Form S-1 (Registration No. 333-252308) initially filed with the Commission on January 21, 2021, as amended to date (the “Prior Registration Statement”), which was declared effective by the Commission on February 24, 2021. The Registration Statement relates to the registration, pursuant to Rule 462(b) under the Securities Act, of the offer and sale of: (A) up to 3,450,000 Units of the Company (the “Units”) (including up to 450,000 Units subject to the Underwriters’ (as defined below) over-allotment option), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and the Common Stock underlying the Units, the “Shares”), for an aggregate of up to 3,450,000 Shares (including up to 450,000 Shares included in the Units subject to the Underwriters’ over-allotment option) and (ii) one-half of one redeemable warrant (a “Warrant”), with each whole Warrant entitling the holder to purchase one share of Common Stock, for an aggregate of up to 1,725,000 Warrants (including up to 225,000 Warrants included in the Units subject to the Underwriters’ over-allotment option) to be issued under a Warrant Agreement, dated February 24, 2021 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, pursuant to the terms of an underwriting agreement, dated February 24, 2021 (the “Underwriting Agreement”), by and between the Company and executed by the Company and I-Bankers Securities, Inc., the representative of the underwriters (the “Underwriters”); (B) up to 28,750 shares of Common Stock issuable to the representative of the Underwriters pursuant to the terms of the Underwriting Agreement (the “Representative’s Shares”); and (C) warrants to purchase up to 51,750 shares of Common Stock issuable to the representative of the Underwriters pursuant to the terms of the Underwriting Agreement (the “Representative’s Warrants”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prior Registration Statement, the Underwriting Agreement and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth below, we have further assumed that, before the issuance of the Units, the Shares and the Warrants, the conditions to consummating the transactions contemplated by the Underwriting Agreement will have been satisfied or duly waived and such transactions are consummated.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. When the Units are delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, each Unit will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2. Each Share included in the Units has been duly authorized and, when the Units are delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, each Share included in the Units will be validly issued, fully paid and non-assessable.

3. When the Units are delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, each Warrant included in the Units will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4. The Representative’s Shares have been duly authorized and, when delivered to representative of the Underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, the Representative’s Shares will be validly issued, fully paid and non-assessable.

5. The Representative’s Warrants when delivered to representative of the Underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth above are subject to the following qualifications:

A. The opinion expressed herein with respect to the legality, validity, binding nature and enforceability of the Units, Warrants, and Representative’s Warrants is subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B. The foregoing opinions are limited to the General Corporation Law of Delaware and the State of New York, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schiff Hardin LLP